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                                                                 EXHIBIT 10.99-4


                              EMPLOYMENT AGREEMENT
                                STANLEY POLITANO





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                         EXECUTIVE EMPLOYMENT AGREEMENT
                                  ("Agreement")


     EXECUTIVE EMPLOYMENT AGREEMENT, effective November 22, 1999 ("Effective Date"), by and between Black Hawk Gaming & Development Company, Inc., a Colorado corporation (the "Company") and Stanley Politano (the "Executive").

     WHEREAS, the Company desires to continue to employ the Executive on a full-time basis, and the Executive desires to be so employed by the Company, from and after the date of this Agreement it being specifically acknowledged by each party hereto that upon execution and delivery of this Agreement the Employment Agreement dated November 12, 1996 between the parties hereto shall be terminated and superseded by this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                    ARTICLE I
                         EMPLOYMENT DUTIES AND BENEFITS

     SECTION 1.1 EMPLOYMENT. The Company hereby employs the Executive as Vice President, Secretary and Treasurer of the Company. The Executive accepts such employment and agrees to perform the duties and responsibilities assigned to him under this Agreement.

     SECTION 1.2 DUTIES AND RESPONSIBILITIES. The Executive agrees to devote his full time to the business of the Company. The Executive shall perform such duties as are assigned to him by the President or Chief Executive Officer of the Company and as are reasonably consistent with his position.

     SECTION 1.3 WORKING FACILITIES; LOCATION. The Executive shall be furnished with facilities and services suitable to his position and adequate for the performance of his duties under this Agreement. The Executive shall be employed in Denver and/or Black Hawk, Colorado and shall not be required to re-locate without his consent, which may be withheld in his sole discretion.

     SECTION 1.4 VACATIONS. The Executive shall be entitled each year during the Term, as defined below, to a vacation with full salary and benefits, for the number of weeks set forth in the Company's Employee Handbook.

     SECTION 1.5 EXPENSES. The Executive is authorized to incur reasonable expenses for promoting the business of the Company in all respects, including expenses for entertainment, travel and similar items. The Company will promptly reimburse the Executive for all such expenses upon the presentation by the Executive, from time-to-time, of an itemized account of such expenditures.


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     SECTION 1.6 VEHICLE ALLOWANCE. The Executive shall be paid a vehicle allowance of $500 per month, or at his election, the Company shall lease for not more than $500 per month a vehicle suitable for travel from Denver to Black Hawk, Colorado in all weather conditions.

     SECTION 1.7 BENEFIT PLANS. From the effective date of this Agreement, the Executive shall be entitled to participate in benefit plans provided to employees of the Company. Such participation shall be based upon the policies established in the Company's Employee Handbook as applicable to Executive.

                                   ARTICLE II
                                  COMPENSATION

     SECTION 2.1 BASE SALARY. The Company shall pay to the Executive a Base Salary of $111,000 in the first year of this contract, increasing by $5,000 in the second year and increasing an additional $5,000 in the third year, payable in accordance with the Company's payroll and withholding policies.

     SECTION 2.2 BONUS AND BONUS PLAN PARTICIPATION. The Executive will be entitled to share in an annual bonus for the fiscal year ended December 31, 1999 if such ends during the Term in such amount as is determined in the sole discretion of the Compensation Committee of the Company's Board of Directors upon the recommendation of the Company's Chief Executive Officer. For fiscal years ended December 31, 2000 and thereafter, if such ends during the Term, the Executive will be entitled to share in a quantified bonus plan to be adopted by the Board of Directors of the Company during the year 2000.

     SECTION 2.3 STOCK OPTIONS. The Company will grant as of the date of this Agreement to the Executive, 15,000 stock options under the Company's 1994 or 1996 Incentive Stock Option Plan as follows: All options will have an exercise price of $6.25, vesting as follows: the first 5,000 options will vest on November 22, 2000, the second 5,000 options will vest on November 22, 2001 and the final 5,000 options will vest on November 22, 2002.

                                   ARTICLE III
                       TERM OF EMPLOYMENT AND TERMINATION

     SECTION 3.1 TERM. This Agreement shall be for a period of three years commencing on November 22, 1999 and ending on November 22, 2002, subject, however, to termination during such period as provided in this Article (the "Term").

     SECTION 3.2 TERMINATION BY THE COMPANY WITH CAUSE. The Company may terminate the Executive's employment, at any time, for cause upon ten days' written notice and opportunity for the Executive to remedy any non-compliance with the terms of this Agreement (if such non-compliance can be remedied). Grounds for termination "for cause" shall be one or more of the following: (i) intentional and material breach of his duty of




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loyalty or care to the Company, (ii) gross negligence or willful misconduct in performance of his duties during the course of his employment, (iii) persistent failure to abide by the corporate policies and procedures set forth in the Company's Employee Handbook; (iv) persistent failure to execute the reasonable and lawful instructions of the Company's Chief Executive Officer or President relating to the operation of the Company's business, and (v) conviction of any felony crime or loss of his gaming license in Colorado. Upon the date of termination of the Executive's employment pursuant to this Section 3.2, the Company's obligation to pay any compensation including bonuses shall terminate, at which time the Company shall be responsible for compensating the Executive for any unpaid salary and vacation time not taken. Subject to this exception and the obligation of the Company to compensate the Executive through the notice period, no other compensation shall be payable to the Executive should this Agreement be terminated pursuant to this Section 3.2.

     SECTION 3.3 TERMINATION OR CESSATION OF EMPLOYMENT WITHOUT CAUSE. In the event that Executive's employment is terminated or ceased without cause, all compensation shall cease, but the Company shall be obligated to compensate the Executive with lump sum severance pay equal to the present value of his salary otherwise payable during the Term of this Agreement. In the event Executive's employment is terminated pursuant to this Section 3.3, the Executive shall be entitled to participate in the bonus payable pursuant to Section 2.2 with respect to the year in which his employment is terminated pro rated for the year based on the number of full months employed during such year compared to 12; and provided further that the non-competition covenant in Section 4.1(c) below shall be automatically terminated.

     SECTION 3.4 TERMINATION UPON DEATH OF THE EXECUTIVE. In addition to any other provision relating to termination, this Agreement shall terminate upon the Executive's death. In such event, all unpaid compensation, compensation for vacation time not taken by the Executive and all expense reimbursements due to the Executive shall be paid to the Executive's estate. In the event Executive's employment is terminated pursuant to this Section 3.4, the Executive's estate shall be entitled to a death benefit equal to six months salary and to participate, in the bonus payable pursuant to Section 2.2 with respect to the year in which his employment is terminated pro rated for the year based on the number of full months worked during such year compared to 12.

                                   ARTICLE IV
                         CONFIDENTIALITY AND COMPETITION

     SECTION 4.1 FURTHER OBLIGATIONS OF THE EXECUTIVE DURING AND AFTER
EMPLOYMENT.

          (a) The Executive agrees that during the term of his employment under this Agreement, he will engage in no other business activities which are or may be competitive with, or which might place him in a competing position to that of, the Company or any subsidiary of the Company.





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          (b) The Executive realizes that during the course of his employment, the Executive will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data, specifications, trade secrets, customer lists and account lists of the Company and its affiliates ("Confidential Information"). Therefore, during or subsequent to his employment by the Company, or by an affiliate, the Executive agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such Confidential Information, except to the extent authorized by the Company in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which the Executive shall prepare, or use, or come into contact with, shall remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without its written consent, and shall be promptly returned to the Company upon termination or resignation of employment with the Company or its affiliated companies.

          (c) Because of his employment by the Company, the Executive will have access to trade secrets and confidential information about the Company, its business plans, its business accounts, its business opportunities, its expansion plans into other geographic areas and its methods of doing business. The Executive agrees that for the Term of this Agreement and an additional period of one year he will not:

               (i) engage or participate, directly or indirectly, as an owner, partner, shareholder, consultant, director, officer, employee, agent or otherwise in any business which owns, operates, manages or provides consulting services to a gaming casino in Black Hawk, Colorado or any other city or town in which the Company has any significant gaming activities; or

               (ii) take any actions which are calculated to persuade any employee, vendor or supplier of the Company to terminate or modify in any adverse manner their association with the Company.

          (d) In the event a court of competent jurisdiction finds any provision of this Section 4.1 to be so overbroad as to be unenforceable, then such provision shall be reduced in scope by the court, to the extent deemed necessary by the court to render the provision reasonable and enforceable. Executive acknowledges and agrees that any breach of this Agreement by Executive would cause immediate irreparable harm to the Company. Executive agrees that should he violate any of the terms and conditions of this Agreement, the Company, at its sole discretion, shall be entitled to seek and obtain immediate injunctive relief and enjoin further and future violations of this Agreement.




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                                    ARTICLE V
                             DISABILITY AND ILLNESS

     SECTION 5.1 DISABILITY AND SALARY CONTINUATION.

          (a) Definition of Total Disability. For purposes of this Agreement, the terms "totally disabled" and "total disability" shall mean disability as defined in any total disability insurance policy or policies, if any, in effect with respect to the Executive. If no insurance policy is in effect, "total disability" shall mean a medically determinable physical or mental condition which, in the opinion of two physicians chosen by the mutual consent of the parties, renders the Executive unable to perform substantially all of the duties required pursuant to this Agreement. Total disability shall be deemed to have occurred on the date of the disabling injury or onset of the disabling illness, as determined by the two independent physicians. In the event that the two independent physicians are unable to agree as to the date of the disabling injury or onset of the disabling illness, such date shall be deemed to be the later of the two dates determined by the physicians chosen pursuant to this Section 5.1(a).

          (b) Salary Continuation. If the Executive becomes totally disabled during the term of this Agreement, his full salary shall be continued for 90 days from the date of the disabling injury or onset of the disabling illness as determined in accordance with the provisions of Section 5.1(a) above and thereafter the Executive's employment may be terminated in accordance with the provisions of Section 3.3.

     SECTION 5.2 ILLNESS. If the Executive is unable to perform the services required under this Agreement by reason of illness or physical injury not amounting to total disability, also as determined in this Article, the compensation otherwise payable to the Executive under this Agreement shall be continued for a period of six months and he shall be entitled to participate in the bonus payable in Section 2.2 with respect to the year in which the illness occurred prorated for the year based on the number of months worked during such year compared to 12 after which the Company shall have no further obligation to the Executive.

                                   ARTICLE VI
                                 GENERAL MATTERS

     SECTION 6.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado and shall be construed in accordance therewith.

     SECTION 6.2 NO WAIVER. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.


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     SECTION 6.3 AMENDMENT. This Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such changes, signed by each of the parties.

     SECTION 6.4 BENEFIT. This Agreement shall be binding upon the Executive and the Company, and shall not be assignable by either party without the other party's written consent.

     SECTION 6.5 SEVERABILITY. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if such invalid provisions had not been included in the Agreement.

     SECTION 6.6 EFFECTIVE DATE. The effective date of this Agreement shall be November 12, 1999.

     SECTION 6.7 ARBITRATION. The Company and the Executive expressly agree that all disputes arising out of this Agreement shall be resolved by arbitration in accordance with the following provisions. Either party must demand in writing such arbitration within 10 days after the controversy arises by sending a notice to arbitrate to both the other party and to the American Arbitration Association (hereinafter referred to as "AAA"). The controversy shall then be arbitrated pursuant to the rules promulgated by the AAA at the AAA's offices located in Denver, Colorado. The parties will select by mutual agreement the arbitrator or arbitrators (hereinafter collectively referred to as "arbitrator") to hear and resolve the controversy. The arbitrator shall be governed by the express terms of this Agreement and the laws of the State of Colorado. The arbitrator's decision shall be final and binding on the parties and shall bar any suit, action, or proceeding instituted in any federal, state, or local court or administrative tribunal. Notwithstanding the preceding sentence, the arbitrator's judgment may be entered in any court of competent jurisdiction. These arbitration provisions shall survive the termination of this Agreement.

                                         BLACK HAWK GAMING & DEVELOPMENT
                                         COMPANY, INC.


                                         By: /s/ Stephen R. Roark
                                             ---------------------------------
                                             Stephen R. Roark, President

                                         EXECUTIVE:

                                             /s/ Stanley Politano
                                             ---------------------------------
                                             Stanley Politano



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